AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
DaVita Dialysis
THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made and entered into as of January 10, 2011 (the “Effective Date”) by and between the sellers identified on Exhibit A1 attached hereto, having an address at 808 Montparnasse Place, Newtown Square, Pennsylvania 19073 (individually each a “Seller” and collectively “Sellers”) and AMERICAN REALTY CAPITAL II, LLC, a Delaware limited liability company, having an address at 405 Park Avenue, 15th Floor, New York, New York 10022 (“Buyer”).
BACKGROUND
A.Each Seller owns the property or properties set forth next to its name on Exhibit A1 attached hereto.
B.Buyer desires to purchase the Property and each Seller desires to sell its Property to Buyer on the terms and conditions set forth in this Agreement.
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)“Base Purchase Price” shall mean the amount listed for each Property as set forth opposite the designation of such Property on Exhibit A1 attached hereto.
(b)“Broker” shall mean Prescient Property Group, acting as Seller's agent.
(c)“Closing” shall mean the consummation of the transactions contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is fifteen (15) days after the last day of the Due Diligence Period (as defined herein). The date of the actual Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (as defined herein) prior to the date of Closing.
(d)“Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 5:00 PM EST on the date that is thirty (30) days thereafter. Seller shall deliver “PDF” copies to Buyer all of the Due Diligence Materials (as defined herein) within two (2) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) day. If Seller is in default hereunder and Buyer has notified Seller in writing of such default prior to the expiration of the Due Diligence Period, the Due Diligence Period will be extended until the earlier to occur of the following: (i) the date Seller has cured such default, (ii) the date Buyer terminates this Agreement in accordance with Section 9(b) hereof, or (iii) the date mutually agreed to by Buyer and Seller, and the Closing Date shall be extended for an equivalent period.
(e)“Earnest Money” shall mean Five Hundred Thousand Dollars ($500,000.00) and all interest accrued thereon. The Earnest Money shall be delivered to Escrow Agent within two (2) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(f)“Escrow Agent” shall mean Chicago Title Insurance Company, whose address is Suite

1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-mail: ditlowe@ctt.com.
(g)“Guarantor” shall mean DaVita, Inc.
(h)“Guaranty” or “Guaranties” shall mean those certain guaranties of each of the Leases (as defined herein) executed by Guarantor.
(i)“Lease” or “Leases” shall mean those certain leases described on Exhibit A2 attached hereto and made a part hereof between a Seller, as landlord, and the tenants thereunder, as tenant (each a “Tenant”), as amended.
(j)“Property” shall collectively mean (i) those certain parcels of real property, all of which are listed on Exhibit A1 attached hereto and made a part hereof, together with all right, title and interest of the Sellers, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of the Sellers, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and the Buildings (as hereinafter defined) and all other improvements thereon, and all air and subsurface rights appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the “Land”); (ii) all of the buildings and improvements (each individually called a “Building” and collectively called the “Buildings”) situated on the Land; and (iii) all right, title and interest of the Sellers, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory) owned by the Sellers, if any, and located on the Land or on and/or in the Buildings (collectively, the “Personal Property”). Any references to “Property” in the singular, such as references to “a Property” or “each Property” refer to an individual parcel of Land and the matters described in subsection (ii) in connection with such Land.
(k)“Seller's Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Vincent Curran, Jr. Palestra Properties, Inc. 808 Montparnasse Place Newtown Square, PA 19073 Tel. No.: (610) 642-3502 Fax No.: (610) 643-3354 Email: vcurran1@aol.com and to:
Craig L. Finger, Esquire Fox Rothschild LLP 2000 Market Street, 20th Floor Philadelphia, PA 19103 Tel. No.: (215) 299-2717 Fax No.: (215) 299-2150 Email: cfinger@foxrothschild.com
and to:	Robert Murdocca Palestra Properties 175 Strafford Avenue (Big 4) Ste. 1-308 Wayne, PA 19087-3396 Tel. No.: (610) 986-3290 Fax No.: (610) 471-0500 Email: rmurdocca1@gmail.com
(l)“Buyer's Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

William M. Kahane American Realty Capital II, LLC 405 Park Avenue, 15th Floor New York, NY 10022 Tel. No.: (212) 415-6503 Fax No.: (212) 421-5799 Email: wkahane@arlcap.com and to:
Jesse Galloway American Realty Capital II, LLC 405 Park Avenue, 15th Floor New York, NY 10022 Tel. No.: (212) 415-6516 Fax No.: (212) 415-6507 Email: jgalloway@arlcap.com and Due Diligence Materials to:
duediligence@arlcap.com
2.Purchase and Sale of the Property. Subject to the terms of this Agreement, each Seller agrees to sell to Buyer such Seller's Property for the Purchase Price set forth below in Section
3.Purchase Price.
(a)The purchase price (“Purchase Price”) to be paid by Buyer to a Seller for such Seller's Property is the aggregate of (i) the Base Purchase Price for such Property shown on Exhibit A, plus (ii) Buyer's Closing Costs (as defined in Section 4 of this Agreement below).
(b)In the event this Agreement is terminated for any reason pursuant to the terms hereof with respect to one or more of the Properties, this Agreement shall continue in full force and effect with respect to the remaining Properties and the Purchase Price shall be reduced by the amount shown on Exhibit A1 with respect to such terminated Property or Properties. The amounts which would have been Buyer's Closing Costs with respect to such terminated Property or Properties shall be excluded from Buyer's Closing Costs hereunder and Seller shall not be obligated to pay any of such excluded costs.
(c)All amounts payable by Buyer to Sellers under this Agreement, unless otherwise specified, shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Sellers.
4.Proration of Expenses and Payment of Costs and Recording Fees.
(a)All real estate taxes, ad valorem rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Sellers prior to or at Closing. There shall be no closing adjustments between the parties for Taxes and Assessments which the Tenants are responsible for in accordance with the provisions of the Leases.
(b)All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing.
(c)Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller's Closing Costs”:
(i)Broker's commission payments (for both leasing and sales commissions earned), in accordance with Section 24 of this Agreement; and
(ii)All costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.
(d)Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer's Closing Costs”:
(i)All fees relating to the recording of the Deed for each Property and for all costs and expenses in connection with Buyer's financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and
(ii)Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.
Buyer's Closing Costs shall be paid or reimbursed by Seller and shall be allocated among and added to the Base Purchase Prices set forth in Exhibit A1 to establish the final Purchase Price for each Property, but Buyer shall pay for any increase in title insurance policy premiums or transfer tax or conveyance costs or any other costs resulting from such increase in Purchase Price, to the effect that Seller's payment of Buyer Closing costs is economically neutral to Seller.
(e)Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(f)All owner's title insurance policy premiums, including any endorsements issued in connection with such owner's title insurance policy and all transfer taxes and conveyance fees on the sale and transfer of a Property shall be paid and allocated between each Seller and Buyer in accordance with the custom for the State and County in which each such Property is located. Buyer shall pay all lender's title insurance policy premiums, including any endorsements issued in connection with such lender's title insurance policies.
5.Title. At Closing, Seller agrees to convey to Buyer fee simple good and marketable title to each Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for existing building restrictions, ordinances, and easements of roads, privileges, rights or easements visible on the ground, or rights in favor of public service companies and for Permitted Exceptions (as hereinafter defined).
6.Examination of Property. Seller and Buyer hereby agree as follows:
(a)Buyer shall order a title commitment (the “Title Commitment”) for each Property from Escrow Agent promptly after the Effective Date. All matters shown in the Title Commitment with respect to which Buyer fails to object by written notice to Seller (“Buyer's Objection Notice”) prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”; provided, however, Permitted Exceptions shall not include and Seller shall be obligated to cure or remove any mechanic's lien or any monetary lien, except for taxes and special assessments not yet due and payable, or any deeds of trust, mortgage, or other loan documents secured by the Property. Seller shall have five (5) days after receipt of Buyer's Objection Notice within which to notify Buyer in writing (“Seller's Notice”) that Seller did or shall cure or remove such objectionable title matters, or to notify Buyer that Seller cannot or will not cure or remove such objectionable title matters. As to any exception to which Buyer timely objects and Seller then does not notify Buyer that Seller did or shall remove such exception, Buyer shall be deemed to have accepted and agreed to accept title subject thereto unless Buyer timely exercises Buyer's right to terminate this Agreement as provided in Section 9(b)(ii). If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent after the expiration of the Due Diligence Period and is thereafter added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) five (5) days after the Buyer's receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection within five (5) days after Seller's receipt of such written notice from Buyer, Buyer may by written notice delivered to Seller terminate this Agreement, in which case the Earnest Money shall be returned to Buyer, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)Within two (2) business days following the Effective Date, Seller shall provide to Buyer “PDF” copies of the following documents and materials pertaining to each Property to the extent within Seller's possession or reasonably obtainable by Seller or Seller's counsel:

	Abbeville	Okmulgee	Osceola	Lincoln	Shreveport	Marked Tree
Lease and all its Amendments	X	X	X	X	X	X
Lease Rent Commencement Memo	X	X	X	not applic.	X	X
Guaranty to Lease	X	X	X	X	X	X
acquisition survey	X	X	X	X	X	X
acquisition PCA	not applic.	X	not applic.	X	not applic.	not applic.
acquisition of title policy	X	X	X	X	X	X
acquisition Phase I	X	X	X	X	X	X
acquisition other enviro, if any	not applic.	X	not applic.	not applic.	not applic.	not applic.
tenant site layout	X (in Plans)	X (in Plans)	X (in Plans)	X (in lease)	X (in Plans)	X (in Plans)
tenant floor plan	X (in Plans)	X (in Plans)	X (in Plans)	X (in lease)	X (in Plans)	X (in Plans)
zoning letter	does not exist	does not exist	does not exist	does not exist	does not exist	does not exist
plans	X	X	X	X	X	X
final lien releases	X	X	X	not applic.	X	X
C.O.	X	X	X	X	X	X
leasing commission agreement	X	X	X	not applic.	X	X
tenant's insurance ACORD, for property	X	X	X	X	X	X
tenant's insurance ACORD, for liability	X	X	X	X	X	X

(the items marked by “x” in the above chart collectively being the “Due Diligence Materials”). To the extent within Seller's possession, Seller shall deliver any other documents relating to each Property reasonably requested by Buyer within three (3) business days following such request. Buyer hereby acknowledges that the Due Diligence Materials and any other documents delivered to Buyer are being delivered to Buyer solely as an accommodation to Buyer and that Sellers are not making any representations or warranties as to the accuracy or completeness of any information contained in the Due Diligence Materials or such other documents.
(c)Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter each Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Sellers and Tenant harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer or Buyer's agents, contractors, employees or invitees on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Buyer shall and Buyer shall require its representatives to obtain and keep in force and shall deliver to Sellers prior to entry upon the Property certificates of insurance evidencing at a minimum the following insurance coverage: (i) Workmen's Compensation, according to applicable statutory requirements; (ii) Commercial General Liability Insurance covering operations and any and all subcontractors, automobiles (including owned, non-owned or hired vehicles) and subcontractors, with a minimum limit applicable to Bodily Injury Liability (including, but not limited to, wrongful death); (iii) Contractor's pollution liability insurance coverage of $1,000,000 single limit per incident or occurrence and in the aggregate; and (iv) Property Damage Liability of $1,000,000 single limit per incident or occurrence and in the aggregate. The certificates of insurance delivered to Sellers as evidence of the coverages described above shall name Sellers and the Tenant named in the Lease, as additional insured under the commercial general liability policy applicable to the due diligence investigation by means of an endorsement to the policy, a signed duplicate of which endorsement shall be furnished to Sellers by Buyer prior to entry upon the Property and the commencement of the due diligence investigation. All deductibles under any policies of insurance shall be reflected on the Certificate of Insurance. All insurance shall be primary without right of contribution of any other insurance carried by Sellers or the Tenant. Each Certificate of Insurance shall provide that thirty (30) days prior written notice shall be given to Sellers in the event of a cancellation or material change in the policies. Buyer's contracts with its representatives shall not in any respect limit insurance coverage or liability. Each Seller shall reasonably cooperate with the efforts of Buyer and the Buyer's representatives to inspect the Land on each Property and the Buildings.
(d)In the event Buyer desires to speak and meet with Tenant in connection with Buyer's due diligence, Buyer shall contact the Broker who shall coordinate all such discussions and meetings. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering any of the Properties, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property.
(e)Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement as to any Property by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void with respect to such Property or Properties identified in such written termination notice, Buyer shall receive a refund of a proportionate amount of the Earnest Money as reflected on Exhibit A1, and all rights, liabilities and obligations of the parties under this Agreement shall expire with respect to such Property or Properties, except as otherwise expressly set forth herein. In the event of such termination of this Agreement by Buyer, Buyer shall return or dispose of any Due Diligence Materials provided by Seller to Buyer. If Buyer does not give the aforesaid notice to Seller prior to the expiration of the Due Diligence Period Buyer shall be deemed to have waived any and all rights to terminate this Agreement as set forth in this Section 6.
(f) Within five (5) days following the Effective Date, Sellers shall request Estoppel Certificates from each Tenant and Guarantor (and simultaneously provide Buyer with a copy of such request) in the form attached hereto as Exhibit F for each Property (the “Tenant Estoppel Certificate”). It shall be a condition of Closing that Sellers shall have obtained a Tenant Estoppel Certificate from each Tenant and Guarantor, and Sellers shall use good faith efforts to obtain the same. Sellers shall promptly deliver to Buyer photocopies or pdf files of the executed Tenant Estoppel Certificates when Sellers receives the same.
(g)Sellers shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Buyer and Buyer's Lender, if requested by Buyer (the “SNDA”). Buyer shall provide the requested form of the SNDA to Sellers within five (5) days following the Effective Date.
(a)Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.
7.Risk of Loss/Condemnation.
(a)Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Sellers shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to all of the Property, except as otherwise expressly provided herein, shall be borne by Sellers. In the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease for such Property, or (b) with respect to any casualty, if the cost to repair such casualty would exceed ten percent (10%) of the Base Purchase Price for such Property as set forth on Exhibit A1, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement with respect to each such Property by providing written notice of such termination to Sellers within ten (10) business days after Buyer's receipt of notice of such condemnation, taking or damage, upon which termination a proportionate part of the Earnest Money shall be returned to the Buyer in accordance with the Purchase Price as set forth on Exhibit A1 and neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to such Property, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Sellers shall assign to Buyer at the Closing the rights of Sellers to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement with respect to any such Property or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Sellers shall assign to Buyer at the Closing the rights of Sellers to the proceeds under Seller's insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any unpaid deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
(b)In the event of a dispute between Sellers and Buyer with respect to the cost of restoration under Section 7(a) above, an engineer designated by Seller and an engineer designated by Buyer shall select an independent engineer licensed to practice in the State or Commonwealth in which the Property is located, who shall resolve the dispute, and said engineer's decision shall be final, binding and unappealable. Buyer and Sellers shall share all fees, costs and expenses of the engineer so selected equally. Such a selection process may be initiated by either party upon ten (10) days prior written notice to the other given at any time during the period within which Buyer may terminate this Agreement under Section 7(a), and, in the event such notice is given, the deadline for Buyer's termination of this Agreement under Section 7(a) and the deadline for Closing set forth in Section 1(c) shall be extended until fifteen (15) days following the decision of the independent engineer selected under this Section 7(e)..
8.Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)If the Closing occurs, the Earnest Money shall be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent stating that Buyer has timely and properly terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.

(b)The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent's mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.Default.
(a)In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy and in its sole discretion to either: (i) waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller's sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (x) actual damages due to Buyer's default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (y) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (z) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)In the event that Buyer is ready, willing and able to close in accordance with the terms and provisions hereof, and Seller defaults in any of its obligations undertaken in this Agreement, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement with respect to any one or all Properties by delivering written notice thereof to Seller no later than Closing, upon which termination the a proportionate part or all , as the case may be, of the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement not to exceed $10,000 per property, which return and payment shall operate to terminate this Agreement and release Seller and Buyer and Seller and Buyer shall be released from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) to enforce specific performance of Seller's obligations hereunder; or (iv) by written notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date for the Closing Extension Period, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b)(i) through (iii) above except that the term “Closing” as used in this Section 9(b) shall be revised to reflect the Buyer's election of remedies under this Section 9(b). In no event under this Section or otherwise shall Sellers be liable to Buyer for any punitive, speculative or consequential damages.
10.Closing. The Closing shall consist of the execution and delivery of documents by each Seller and Buyer with respect to each Property as set forth below, and delivery by Buyer to Sellers of the Purchase Price in accordance with the terms of this Agreement.
(a)Each Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for such Seller's Property:
(i)A Special Warranty Deed in the form attached hereto as Exhibit B. The legal description in each such Deed shall be the same as the legal description by which such Seller took title to its Property;
(ii)An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C (“Assignment and Assumption of Lease”).
(iii)A Bill of Sale in the form attached hereto as Exhibit D;
(iv)An Assignment of Contracts, Permits, Licenses and Warranties for each Property, in the form of Exhibit E (“Assignment of Contracts”);
(v)An original Tenant Estoppel Certificate signed by both Tenant and Guarantor dated no earlier than ten (10) days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease;
(vi)To the extent in such Seller's possession, originals of the Warranties (as hereinafter defined), the general contractor warranty in the form attached hereto as Exhibit H and any additional warranties required by such Seller's Lease, re-issued at Seller's expense, to Buyer or Tenant, as requested by Buyer;
(vii)A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(viii)All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Deed;
(ix)Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(x) A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of such Seller;
(xi)An owner's title affidavit as to mechanics' liens and possession and other matters in customary form reasonably acceptable to such Seller and Escrow Agent;
(xii)If required, and if obtained by Seller, an original SNDA fully executed and notarized by Tenant;
(xiii)A Letter to Tenant in form of Exhibit G attached hereto;
(xiv)A certificate of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that Tenant is then maintaining policies of insurance of the types and in the amounts required by the Lease, which shall name Buyer and its mortgagee as additional insured parties and/or as loss payees and/or mortgagees, as appropriate, as their respective interests may appear; and
(xv)Such other instruments as are reasonably required by Buyer or Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
(b)Buyer shall deliver to Escrow Agent for the benefit of Seller, at Closing, the following executed documents for each Property.
(i)An Assignment and Assumption of Lease for each Property;
(ii)An Assignment of Contracts for each Property;
(iii)A settlement statement setting forth the Purchase Price, all prorations and other adjustments made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(iv)All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Deed;

(v)Good Standing Certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent; and
(vi)Such other instruments as are reasonably required by Seller or Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
(c)At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, and shall deliver the balance of the Purchase Price to Seller. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer's and Seller's respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party's obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one time right to extend the Closing for up to fifteen (15) days upon written notice to Seller to be received by Seller at least five (5) days prior to the date scheduled for the Closing. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, each Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date with respect solely to the Property owned by such Seller:
(a)Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which its Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller's obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;
(d)Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;
(e)With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b)(i) are true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and, to the best of Seller's knowledge, there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Leases or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the rent for Seller's Property is as set forth on Exhibit A2;
(f)To the best of Seller's knowledge, there are no occupancy rights, leases or tenancies affecting the Property other than those arising under the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; Except for this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(b)To Seller's knowledge, except as set forth in the environmental reports delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller's knowledge, there are no underground storage tanks located on the Property;
(g)Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”).
The representations and warranties of Seller shall survive Closing for a period of one (1) year.
12.Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer's obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
(b)Buyer is familiar with the source of funds for the Purchase Price and represents that, to the best of its knowledge after due inquiry and investigation, all such funds derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America. Buyer shall provide to Seller any and all documents, certifications or other evidence, as may be requested from time to time by Seller in its reasonable discretion, confirming the source of funds for the Purchase Price (and that such funds derived from legitimate business activities).
(c)Buyer is not subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations (“Laws”) relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”). Buyer is not a “Prohibited Person”, which term is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Seller is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering law, including the Executive Order and the Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

The representations and warranties of Buyer shall survive Closing for a period of one (1) year.
13.Conditions Precedent to Buyer's Obligations. Buyer's obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent for each Property on and as of the date of Closing:
(a)Seller shall deliver to Escrow Agent on or before the Closing the items set forth in Section 10(a) above;
(b)Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner's form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the real property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer's good and marketable title in fee simple to the real property and in the condition specified in Sections 5 and 6 and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(c)Each Tenant shall be in possession of the premises demised under its Lease, open for business to the public and paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet any of the Property except to any physician or physicians group who may be subleasing office space;
(d)The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(e)Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
14.Conditions Precedent to Seller's Obligations. Seller's obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)Buyer shall deliver to Seller on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof;
(b)Buyer shall deliver to Escrow Agent on or before the Closing the items set forth in Section 10(b) above; and
(c)The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Seller shall have the rights and remedies set forth in Section 9(a) of this Agreement.
15.Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) which is three (3) business days after deposited in the United States mail, registered or certified, return receipt requested, or (iv) which is one (1) business day deposited with a nationally recognized overnight courier, next business day delivery, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.Seller Covenants. Seller agrees that each Seller with respect to such Seller's Property: (a) shall continue to operate and manage each Property in the same manner in which Seller has previously operated and maintained such Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain or cause its Tenant to maintain each Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer's prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer's sole discretion: (i) amend the Leases in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to any Property; (ii) consent to an assignment of the Leases or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Leases nor release any guarantor of or security for the Leases unless required by the express terms of the Leases; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of any Property, whether insured or not.
17.Performance on Business Days. A “business day” is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.
18.Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
19.Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
20.No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.
21.Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
22.Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
23.Broker's Commissions. Buyer and Seller each hereby represent that, except for the Broker, there are no other broker involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
24.Assignment. Buyer may assign its rights under this Agreement to another entity which shall be controlled by Buyer, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer shall provide Seller with a copy of such assignment agreement executed by Buyer and such assignee at least five (5) days prior to the date of Closing, which assignment agreement shall contain an express assumption by the assignee of all obligations, covenants and liabilities arising under this Agreement. Except as set forth in this Section 24, Buyer may not assign this Agreement or any of its rights hereunder without the prior written consent of Seller, which consent may not be unreasonably withheld by Seller.
25.Attorneys' Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party's attorneys' fees and disbursements and court costs incurred in such action.
26.Time of the Essence. Time is of the essence with respect to each of Buyer's and Seller's obligations hereunder.
27.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
28.Anti Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56,

as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
29.Miscellaneous.
(a)Buyer is a sophisticated investor and its decision to purchase the Property is based upon its own independent expert evaluations of such facts and materials deemed relevant to Buyer and its agents. Buyer has not relied in entering into this Agreement upon any oral or written information from the Sellers or any of the Sellers' agents, consultants, advisors or representatives except the Sellers' representations and warranties expressly set forth in this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided herein, BUYER ACKNOWLEDGES AND AGREES WITH SELLERS THAT BUYER IS PURCHASING THE PROPERTY IN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” CONDITION ON THE CLOSING DATE, INCLUDING ANY LATENT DEFECT OR NON-DISCOVERABLE DEFECT, SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLERS AND SELLERS DISCLAIM AND BUYER WAIVES ANY AND ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO ANY ENVIRONMENTAL MATTERS. SELLERS IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, REAL ESTATE BROKERS, “SET-UPS,” OFFERING MEMORANDA OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, ADVISOR, CONSULTANT, AGENT, EMPLOYEE, REPRESENTATIVE OR OTHER PERSON.
(b)This Agreement shall not be recorded in the office for the recording of deeds or in any other office or place of public record.
(c)Tender of an executed deed and purchase money is hereby waived.
(d)The date and time for the performance of all obligations hereunder shall be deemed to be of the essence of this Agreement.
(e)If the expiration of a time period provided hereunder shall fall on a Saturday, Sunday or on a day which banking institutions in the state in which a Property is located are authorized by law to close, then, such time period shall be deemed to expire on the next day which is not a Saturday, Sunday or a day on which banking institutions in the State in which a Property is located are authorized by law to close (any such days which are not such Saturdays, Sundays or days on which such banking institutions are authorized by law to close are referred to in this Agreement as “business days”).
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYER:	SELLERS:
AMERICAN REALTY CAPITAL II, LLC, a Delaware limited liability company By: /s/ William M. Kahane Name: William M. Kahane Title: President	PALESTRA FLORIDA, LLC, a Pennsylvania limited liability company By:/s/ Vincent Curran, Jr. Name: Vincent Curran, Jr. Title: Authorized Member
Date: January 7, 2011	PALESTRA ARKANSAS, LLC, a Pennsylvania limited liability company By:/s/ Vincent Curran, Jr. Name: Vincent Curran, Jr. Title: Authorized Member

2000 LLEWELLYN ASSOCIATES, L.P.,
a Pennsylvania limited partnership

By:2000 Llewellyn, Inc., its General
Partner

By:/s/ Vincent Curran, Jr.
Name: Vincent Curran, Jr.
Title: Authorized Member

Dated: :   January 7, 2011

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.

ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY
By: /s/ Edwin G. Ditlow
Name: Edwin G. Ditlow
Date: : January 10, 2011

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EXHIBITS

Exhibit A1    -    List of Properties

Exhibit A2     -    List of Leases and Rents

Exhibit B    -    Form of Special Warranty Deed

Exhibit C    -    Form of Assignment of Lease

Exhibit D    -    Form of Bill of Sale

Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F    -    Form of Tenant Estoppel

Exhibit G    -    Form of Tenant Notice

Exhibit H    -    Warranties
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EXHIBIT A1

LIST OF PROPERTIES

Property	Address	City	State	Owner/Seller	Site Area	Bldg Sq Feet	Purchase Price
DaVita Dialysis	902/904 W. Greenwood Street	Abbeville	SC	Palestra Florida, LLC	1.441	5,000	$2,023,555
DaVita Dialysis	201 S. Delaware Avenue	Okmulgee	OK	Palestra Arkansas, LLC	0.643	5,754	$1,710,088
DaVita Dialysis	1320 W. Keiser Avenue	Osceola	AR	Palestra Arkansas, LLC	0.720	4,275	$1,447,326
DaVita Dialysis	6002 Boll Weevil Circle	Enterprise	AL		1.270	6,800	$2,501,026
DaVita Dialysis	9205 Linwood Avenue	Shreveport	LA	Palestra Florida, LLC	1.040	5,600	$17,779,040
DaVita Dialysis	216 Hester Parker Drive	Marked Tree	AR	Palestra Arkansas, LLC	0.710	4,596	$1,444,073
				TOTAL:	5.823	32,035	$10,903,962

EXHIBIT A2

LIST OF LEASES AND RENTS

Property	Address	City	State	Rent Commencement	Rent Increase	Site Area	Bldg. Sq Feet	Current Annual Rent
DaVita Dialysis	902/904 W. Greenwood Street	Abbeville	SC	1/15/2010	2.0%/yr	1.441	5,000	$160,550
DaVita Dialysis	201 S. Delaware Avenue	Okmulgee	OK	5/3/2010	2.0%/yr	0.643	6,800	$198,432
DaVita Dialysis	1320 W. Keiser Avenue	Osceola	AR	6/19/2009	2.0%/yr	0.720	4,275	$114,832
DaVita Dialysis	6002 Boll Weevil Circle	Enterprise	AL	2/1/2011	2.0%/yr	1.270	13,000	$232,106
DaVita Dialysis	9205 Linwood Avenue	Shreveport	LA	9/16/2009	2.0%/yr	1.040	5,600	$141,060
DaVita Dialysis	216 Hester Parker Drive	Marked Tree	AR	10/12/2009	2.0%/yr	0.710	4,596	$114,574
					TOTALS:	5.823	32,025	$865,126

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EXHIBIT B

FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]

ATTACH FORM DEED FOR EACH STATE -
BASED ON VESTING DEEDS INTO SELLERS

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EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTIONS OF LEASE AND SECURITY DEPOSIT

______________________________ (“Assignor”), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ (“Assignee”), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease.

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. By executing this assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Lease from and after the date hereof. Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease on or after the date of this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 20__, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:
____________________________________
By:_________________________________ Name:___________________________ Title:____________________________
ASSIGNEE:
____________________________________
By:_________________________________ Name:___________________________ Title:____________________________

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EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller's right, title and interest, if any, in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 20__.

SELLER:
_____________________________________
By:__________________________________
Name:_______________________________
Title:________________________________

SCHEDULE A

TO BILL OF SALE

(Add legal description of Real Property]
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EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of ________, 20__, by _________________, a __________________________ (“Assignor”), to _____________________________, a ___________________________________(“Assignee”).

W I T N E S S E T H:

WHEREAS, by Agreement of Purchase and Sale of Real Property (the “Purchase Agreement”) dated as of ________, 2010, between Assignor (and the other sellers named therein) and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor's right, title and interest, if any, in contracts, permits, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:
_____________________________________ a ____________________________________
By:__________________________________ Name:_______________________________ Title:________________________________
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EXHIBIT F

FORM OF TENANT ESTOPPEL

THIS ESTOPPEL CERTIFICATE is made as of the ____ day of ________________, 2010 by DVA Tenant Entity, a ____________________ (“Lessee”) in connection with that certain Lease Agreement originally dated ____________ by and between Lessee and Seller's Lessor Entity, a ________________________ as Lessor (the “Lease”) for the premises located at ______________________________________________________________ (the “Premises”).

Lessee hereby certifies to _____________________________, a ________________________, as follows:

1.	A true and correct copy of the Lease, together with all its amendments, is attached hereto as Exhibit “A”.

2.	The information set forth below is true and correct as of the date hereof:

(a)	Approximate square footage of the Premises: ____ rentable square feet

(b)	Monthly installment of Rent as of January 1, 2011: $_________

(c)	Commencement Date: __________________

(d)	Termination Date: __________________

(e)	Security Deposit: $0

(f)	Prepaid rent in the amount of: $0

(g)	Renewal Options: Two (2), each at five (5) years

(h)	Lessee has paid all base rent, additional rental and other charges due and payable through: December 31, 2010

3.
Lessee has accepted possession of the Premises and is in occupancy thereof. As of the Commencement Date, the Lease will be in full force and effect and no other lease binding on the Lessee with respect to the Premises will be in effect as of the Commencement Date.

4.
To the best of Lessee's actual knowledge and belief, without inquiry or investigation, there exists no default, no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default, event of default, or beach on the part of either Lessee or Lessor.

5.	No rent has been paid under the Lease. The first installment of rent will be due and payable on the Commencement Date.

6.	Lessee has no right of first refusal, option, or other right to purchase the Building or any part thereof, including, without limitation, the Premises.

IN WITNESS WHEREOF, Lessee has executed this Estoppel Certificate as of the date first above written.
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LESSEE:
DVA Tenant Entity, a ____________________

By:
Name:
Title:

FOR LESSEE'S INTERNAL PURPOSES ONLY:
APPROVAL AS TO FORM ONLY

By:
Name:
Title:    Group General Counsel

---------------------------------------------------------------------------------------------------------------------

DaVita Inc. (hereinafter referred to as “Grantor”) is the guarantor of all of Lessee's obligations under the Lease pursuant to a Guaranty entered into and effective on _____________________ (“Guaranty”). Guarantor is the parent company of Lessee, and, as such, the leasing of the Premises by Lessor to Lessee is of value to the Guarantor. Guarantor hereby represents and acknowledges that the Guaranty is in full force and effect, and that the Guaranty will remain in full force and effect for the entire term of the Lease, except if applicable as provided in Section 3 of the Guaranty. Guarantor has no present defense to the payment and performance of all of Guarantor's obligations under the Guaranty in the event of the enforcement of the Guaranty in accordance with its terms.

Guarantor:
DAVITA INC.

By:
Name:
Title:

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EXHIBIT G

FORM OF NOTICE TO TENANT

TO:    [Tenant]

Re:    Notice of Change of Ownership of ______________________________

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned's right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

_____________________________________ _____________________________________ _____________________________________
You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

Very truly yours, [PRIOR LANDLORD]
By:__________________________________ Name:_______________________________ Title:________________________________

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EXHIBIT H

LIST OF WARRANTIES